Exhibit 15.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated March 18, 2011, with respect to the consolidated financial statements of Formula Systems (1985) Ltd. and the effectiveness of internal control over financial reporting of Formula Systems (1985) Ltd. included in this annual report on Form 20-F for the year ended December 31, 2010.

Tel- Aviv, Israel	/s/ Kost, Forer, Gabbay & Kasierer
March 18, 2011	KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global